                                 Exhibit 4(h)(6)
                                 ---------------

                           Certificate of Amendment to
                          Articles of Incorporation of
                           R. G. Barry Corporation, as
                        filed with the Ohio Secretary of
                              State on May 30, 1997

                                                     ---------------------------
[OHIO LOGO]   Prescribed by                            Charter No. 631200
            BOB TAFT, Secretary of State                         --------------
            30 East Broad Street, 14th Floor         Approved  CR
            Columbus, Ohio  43266-0418                        -----------------
            Form SH-AMD (January 1991)               Date  5-30-97
                                                          ---------------------
                                                     Fee 18,785.00
                                                     ---------------------------
                                                       97053026201

                            CERTIFICATE OF AMENDMENT
               BY SHAREHOLDERS TO THE ARTICLES OF INCORPORATION OF


                             R. G. Barry Corporation
--------------------------------------------------------------------------------
                              (Name of Corporation)

Gordon Zacks                          , who is:
--------------------------------------

[X] Chairman of the Board      [ ] President      [ ] Vice President (check one)

and

Richard L. Burrell   , who is: [X] Secretary [ ] Assistant Secretary (Check One)
---------------------

of the above named Ohio corporation for profit do hereby certify that: (check the appropriate box and complete the appropriate statements)

[X] a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on May 16, 1997 at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 72.6% of the voting power of the corporation.

[ ] in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

         Please see Annex 1 for resolution adopted by shareholders to amend Paragraph I of Article FOURTH of Articles of Incorporation

      IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 16th day of May, 1997.


                                     By  /s/ Gordon Zacks
                                         -------------------------------------
                                           Gordon Zacks, Chairman of the Board

                                     By  /s/ Richard L. Burrell
                                         -------------------------------------
                                            Richard L. Burrell, Secretary

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

                                     Annex 1
                                     -------

                  RESOLVED, that the Articles of Incorporation of R. G. Barry Corporation be, and the same hereby are, amended by deleting present Paragraph I of Article FOURTH in its entirety and by substituting in its place new Paragraph I of Article FOURTH in the following form:

                                   Paragraph I
                                       of
                                 Article FOURTH
                                       of
                          the Articles of Incorporation
                                       of
                             R. G. Barry Corporation
                             -----------------------

                  FOURTH: I. The total number of shares which the Corporation shall have the authority to issue is 27,500,000 shares, of which 22,500,000, par value $1.00 per share, shall be of a class designated "Common Shares," 4,000,000, par value $1.00 per share, shall be of a class designated "Class A Preferred Shares" and 1,000,000, par value $1.00 per share, shall be of a class designated "Class B Preferred Shares." The Class A Preferred Shares and the Class B Preferred Shares are sometimes collectively referred to herein as the "Preferred Shares".